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                                                                   EXHIBIT 10.12


AGREEMENT

Between:

AMERICARE BIOLOGICALS, INC.,

a company duly registered in the United States of America
---------------------------------------------------------
(hereinafter referred to as "Americare")

and

Gerhard Buckholz (62 Hobart Road, Bryanston 2021, Rep. of South Africa)


A company therefore will be formed in the Federal Republic of South Africa (hereinafter referred to as "Distributor")

1.       PREAMBLE

         WHEREAS, AMERICARE, a company duly registered in the United States of America and doing business at 20 N.W. 181st Street, Miami, Florida 33169 USA, owns and/or has proprietary interests in certain non invasive diagnostic testing technology as defined in Addendum "B", which has been incorporated into its ANA-SAL(R) Tests ("product").

         AND

         WHEREAS the Distributor has desire to market and sell the products in the territory as defined herein.

         BOTH PARTIES HEREBY AGREE AS FOLLOWS:





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2.   INTERPRETATION

     In this agreement unless the context clearly indicates a contrary intention:

          a. The head-notes are for reference purposes only and shall not affect the interpretation of any part hereof.

          b.   The singular includes the plural and vice versa.

          c.   A reference to one gender includes the other genders

          d. A reference to a firm or body corporate includes a natural person and vice versa.

          e. The schedules and addenda shall be initialled by the parties for the purposes of identification and form part of this agreement as if specifically included herein.

          f. Words and expressions defined in the Companies Act No. 61 of 1973 of the Republic of South Africa shall be given those defined meanings when used in this agreement; the following words bear the meaning set out opposite them below and cognate expressions bear a like meaning:


1. effective date                   the date of last signature of this
                                    agreement,

2. Commencement date                the date where this agreement
                                    commences, being 1. August 1999


3. Initial License Period           The initial period of exclusivity granted by
                                    AMERICARE to the Distributor while the
                                    product goes through the certification stage and while the Distributor introduces the product in the territory; for a period of 2
                                    (two) years, documentation of the progress will be submitted by distributor monthly.

4. Territory                        The geographical area covered by all
                                    countries of the continent Africa, except
                                    "Nigeria".

5. The product                      non invasive diagnostic testing technology,
                                    including but not limited to the testing of HIV, using Americare's patent pending saliva collection device, which has been incorporated into its Ana-Sal(R) HIV Test

6. The Mandate                      written approval by the South African
                                    Health or Drug Administration that the
                                    product is an accepted procedure and/or test and complies with the country's appropriate laws governing such testing device and/or pharmacology






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7. Minimum quantity                 the minimum number of units to be purchased
                                    by the distributor from AMERICARE over a given period to maintain exclusivity for the territory.

3.        LICENSE

          3.1. In order for the Distributor to acquire the necessary licenses, certificates and mandates in the territory necessary to legally market the Product and to introduce the product in the territory AMERICARE grants the Distributor an initial exclusive right to license, market and sell the product in the territory.

          3.2. The distributor will:

               - submit the product to the respective certification authorities in the territory for approval and/or certification in order to obtain a written Mandate from the South African Government to market and sell the product in the territory;

               - not sell or market the product in the territory prior to the issuance of the Mandate;

               - bear all administrative and incidental costs in the Territory necessary for the acquisition of the mandate and registration in the territory;

          3.3. AMERICARE will:

               - Provide the Distributor with all product samples at the Distributors price, that may be required by the authorities to conduct the necessary tests in order to issue the written mandate.

               - Provide the distributor with all product documentation necessary or required by the authorities in order to issue the written mandate.

          3.4. Any and all licenses, registrations, and/or Mandates obtained for the product in the territory by the distributor shall be the property of AMERICARE. If at any time Distributor is not in compliance with any of the terms of this Agreement, Distributor shall deliver to AMERICARE any and all licenses, registrations, and/or Mandates with all duties paid. The Distributor warrants further that it shall execute any documentation necessary to facilitate the delivery of same.

          3.5. In the event Distributor fails to receive the Mandate from the authorities in the territory within one year from the effective date of this Agreement, this Agreement shall terminate without the parties having any further recourse against each other.




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          3.6  In the event of the Distributor not ordering the minimum quantity from AMERICARE during the licensing period as set out in Addendum "A", the exclusivity for the Territory shall be terminated under this agreement.

          3.7. Any or authority imparted by the Supplier to the Distributor to produce any and all licenses, registrations and/or mandates pursuant to this Agreement shall not be considered in any way to be a granting of any intellectual property and/or Proprietary rights to the Distributor.

4.        RESPONSIBILITIES

          4.1. After the product being licensed for distribution in the territory, Distributor will market and sell the HIV medical test kits under the Ana-Sal(R) label. Each unit of the Product sold by Distributor must also list Distributor as the authorised Distributor in the territory on the Product's label

          4.2. AMERICARE will grant to the Distributor an exclusive license to market and sell the Product in the Territory after Distributor purchases the minimum units of the Product as set forth in Addendum A. during the initial licensing period. Such exclusive rights shall remain in force as long as Distributor maintains the minimum annual purchase requirements set forth in Addendum A and as long as Distributor maintains the Mandates.

          4.3. Any authority granted by AMERICARE to Distributor to produce any and all licenses, registrations, and/or Mandates pursuant to this Agreement, shall not be considered in any way to be a granting of any intellectual property and/or other proprietary rights to Distributor.

          4.4. Distributor will provide any and all documents that may be necessary to assist AMERICARE in securing the necessary export licenses from the United States to the territory.

5.        PURCHASE ORDERS

          5.1. Distributor will from time to time place purchase orders with AMERICARE for the Product. AMERICARE will, upon receipt of any and all purchase orders, fill such orders within a six weeks period after receipt of an order, and letter of credit for full amount of order.

          5.2. AMERICARE will confirm each order in writing and confirm the expected shipment date. If AMERICARE is unable to fill any order within that period AMERICARE will contact Distributor and advise it of the delay and inform Distributor when it can reasonably expect shipment.

          5.3. each order placed by the distributor shall contain a minimum quantity of 5,000 units each.



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6.        SHIPMENT

          6.1. All shipments must be maintained in an air-controlled temperature environment between forty five (45) and eighty five (85) degrees Fahrenheit,

          6.2. All orders will be shipped on the basis FCA Miami airport, according to INCOTERM 1990.

          6.3. It is the responsibility of the Distributor to secure all necessary documents such as import licenses, insurance etc. for the shipment.

7.        PAYMENT

          7.1. If not otherwise agreed in writing, payment to AMERICARE must be in the form of an irrevocable, transferable, assignable, and divisible and Letter of Credit from a FDIC approved bank. The Letter of Credit has to comply with the ICC (International Chamber of Commerce) Uniform Customs and Practice for Documentary Credits (UCP 500).

8.        MARKETING AND PRODUCT LITERATURE

          8.1. Distributor must submit all Product marketing and sales brochures, pamphlets, product inserts and other printed Product materials to AMERICARE for final approval. Said approval shall be within AMERICARE's sole discretion and shall not be unreasonably withheld.

          8.2. AMERICARE shall provide instructions for the use of the Product, technical data, descriptions and explanations of the Product's technology in English only. Distributor must perform all translations. Distributor shall indemnify AMERICARE from any and all liability which may arise as a result of any translated document. Copies of all translated documents must be provided to AMERICARE.

9.        TECHNICAL SUPPORT AND TRAINING

          9.1. AMERICARE is not obliged to provide any technical support, research materials, lectures or training to Distributor free of charge. From time to time AMERICARE may provide data, descriptions and explanations of the Product. The provision of any services or materials from time to time by AMERICARE will not create any obligations under this Agreement.

          9.2. Any support, lectures or training provided to Distributor at the offices of AMERICARE will be provided free of charge.

          9.3. AMERICARE will not charge Distributor any professional fees for the use of any AMERICARE scientists, also in the whole period during certification of the product.



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10.    RELATIONSHIP OF PARTIES, DISCLAIMER OF RESPONSIBILITY


       10.1. The relationship between AMERICARE and Distributor is that of independent contractor. Distributor is not and shall not be deemed to be the representative or agent of AMERICARE for any purpose whatsoever and AMERICARE shall not be liable for any acts or omissions of Distributor all of which shall be done or be deemed to be done by Distributor in its own name as principal.


       10.2. As an independent contractor, the mode, manner, method, and means used by Distributor in the performance of services shall be of Distributor's selection and under the sole control and direction of Distributor. Distributor shall be responsible for all risks incurred in the operation of Distributor's business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Distributor to perform any part of Distributor's obligations hereunder shall be under the sole control and direction of Distributor. Distributor shall have solely responsible for all liabilities and expenses thereof. AMERICARE shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.

       10.3 Other than any loss suffered as a result of inefficiency of the product, AMERICARE makes no express warranty or representation and none shall be implied and AMERICARE does not assume any responsibility nor obligation to Distributor in regard to,

              -      the adequacy or usefulness of any rights granted hereunder;

              - any and all liabilities, demands, expenses or damages, including special or consequential damages, incurred by Distributor;

              - any claim of recourse arising out of or as a result of this agreement and Distributor agrees to hold harmless and indemnify AMERICARE against any and all liabilities, demands, expenses or damages, arising out of or resulting from any claim brought by anyone arising out of or related in any way to the performance of Distributor under this agreement. As used herein "damages" include loss, injury, damage or loss of use or revenue, losses by reason of plant shutdown or slow-down, cost of capital, claims of customers, or other similar claims.

11.    CONFIDENTIALITY AND PUBLICITY

       11.1. Neither party will publish or otherwise disclose the terms, conditions prices contained in this Agreement, except as required by law. Should any AMERICARE's employee, in the performance of this Agreement, disclose to Distributor information that is confidential or proprietary and marked as such Distributor will not disclose or distribute any such information, in whole or in part, to any person other than the Distributor's employees and agents, and solely to the extent necessary for the performance of Distributor's employees and agents, and solely to



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              the extent necessary for the performance of Distributors duties hereunder. Distributor will notify AMERICARE immediately, but within not more than three (3) business days, if this Agreement or any other document pertaining to the business dealings between the parties is subpoenaed by court, governmental agency or other authority.

       11.2 In the conduct of AMERICARE's business, AMERICARE has developed or obtained certain Confidential Business information and Trade Secrets that are specific to AMERICARE's business, and the unauthorised use or disclosure of said Confidential Business information and Trade Secrets would be injurious to AMERICARE. For purposes of this Agreement

       11.3. the term "Confidential Business information" means ideas, information, methods and documentation concerning AMERICARE or the business of AMERICARE (including but not limited to sensitive customer data, AMERICARE data, information regarding corporate organisation, pricing and other information) that is of value to AMERICARE and is not known to competitors or the public.

       11.4 The term "Trade Secrets" means scientific or technical information, design, processes, techniques or other information used or possessed by AMERICARE that derives economic and/or goodwill value from not being generally known, including but not limited to, information and documentation pertaining to the design, elements, techniques and procedures of AMERICARE's present and future products. The terms "Confidential Business information" and "Trade Secrets" shall not include specific information that Distributor had in its possession prior to disclosure by AMERICARE, or information that is, or becomes generally known or available to the public through no fault, act or omission of Distributor.

       11.5 Distributor shall never, directly or indirectly, use, disclose or disseminate to any other person, firm, organisation or employee, or otherwise employ any Trade Secrets.

       11.6. Upon termination of Distributor's relationship with AMERICARE for any reason, or at any time upon request of AMERICARE, Distributor deliver to AMERICARE all material in Distributor's possession or control which are or contain Confidential Business Information and/or Trade Secrets or which are otherwise the property of AMERICARE.

       11.7. Distributor will not make reference to AMERICARE or any AMERICARE's business units, subsidiaries, parent company, officers, employees, representatives, agents and/or business dealings, in any advertising, press releases, product labels or publicity matter without the express written consent of AMERICARE, which shall not unreasonably be withheld.



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       11.8.  The obligations contained in this paragraph shall survive the termination of this contract and Distributor shall at no time thereafter disclose any such information until, and the onus shall be on Distributor to demonstrate this, that information has become public knowledge as a result of deliberate disclosure by the Company.

12.    TESTING AND EVALUATIONS

       12.1. Any samples of the Product for the purpose of evaluation must be used under AMERICARE's protocol and a copy of any test results or evaluation reports must be submitted to AMERICARE in the appropriate format as supplied by the authorities in the territory.

13.    DEFINITION OF AMERICARE

       13.1. For purposes of this Agreement, AMERICARE comprises its parent company, affiliates, subsidiaries, divisions and related entities or any corporation or other business directly or indirectly controlling, controlled by or under common control by AMERICARE, whether before or after execution of this Agreement.

14.    COMPLIANCE WITH LAWS

       14.1. Distributor represents that it has, as of the execution of this Agreement all licenses and permits necessary under the law of the territory to enable Distributor to fully perform this Agreement. Further, Distributor will maintain such licenses and permits current during the term of this Agreement.

       14.2. Distributor agrees that it will not market, distribute and/or otherwise use the Product in any manner which violates the laws of any country he is acting in.

15.    INDEMNITY

       15.1. Distributor agrees to indemnify and hold harmless AMERICARE, its officers, agents and employees from and against all liabilities, damages, losses, judgements, claims and suits, including costs and expenses incidental thereto, which may be suffered by, accrued against, be charged to or recoverable from AMERICARE, its officers, agents and employees by reason of loss or damage to property or by reason of injury or death of any person resulting from or in any way connected with the performance of services by employees, representatives or agents of Distributor for or on behalf of AMERICARE. This indemnity shall not be acceptable should any loss or damage occur as a result of the product.



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16.    NON-ASSIGNMENT OF AGREEMENT AND SUB-CONTRACTING

       16.1 No part of this agreement may be ceded, assigned, transferred or made over by either party except with the written consent of the other, which consent shall not be unreasonably withheld. Any such assignment or transfer shall provide that the transferee, cessionary or assignee shall assume, from the date of assignment, cession or transfer all obligations undertaken by the first mentioned party pursuant to this agreement. AMERICARE is aware of the fact, that distributor is planning to subcontract to a local South-African company, which will perform the mandate after checking that the company AMERICARE will agree with that.

17.    DURATION

       17.1. The beginning date of this Agreement will be 1 AUGUST 1999 and the expiration date will be the 1st day of AUGUST, 2001 unless otherwise terminated as set forth herein. The term of this Agreement is two years. The agreement will be extended automatically for another year for each year the Distributor has met the minimum sales requirements under this agreement as specified in Addendum "A".

       17.2 This contract will be continued and binding in case of change of ownership of the contracting parties for the legal successor.


18.    TERMINATION

       18.1. Should either party fail to comply partially or completely with its obligation hereunder, the other party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall be not less than fourteen days from the registered date of notice. Should such failure not be remedied within the period specified, then the party who gave notice of such failure shall be entitled to terminate this agreement provided always that the foregoing shall not apply in any circumstances where specific right of termination is available or will be available upon the expiry of a specific period of time. Should termination occur in accordance with the foregoing, the default party shall pay to the non-defaulting party, as liquidated damages, an amount determined by mutual agreement or by arbitration.

       18.2. In the event the Product fails to meet its specifications, as set forth in Addendum "B", this Agreement shall be terminated upon sixty (60) days written notice AMERICARE shall have thirty (30) days to cure any alleged defect on written notice of the default.




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19.    DOMICILIUM

       19.1. The parties hereto choose domicilii citandi et executandi for all purposes of and in connection with this agreement as follows:

 AMERICARE   20 N.W 181st Street, Miami, FL 33169

 Distributor: ____________________________________

       19.2. Any party hereto shall be entitled to change his domicilium from time to time, provided that any new domicilium selected by the distributor shall be situated in the Federal Republic of Austria, shall be an address other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other party of such change. All notices, demands, communications or payments intended for any party shall be made or given at such party's domicilium for the time being, and, if forwarded by prepaid registered post, shall be deemed to have been made or given 7 days after the date of posting.

       19.3. Notwithstanding anything to the contrary herein contained a written notice of communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

20.    GOVERNING LAWS

       20.1. This agreement shall be construed in accordance with and its performance shall be governed by the Laws of the State of Florida. Venue for any judicial proceeding shall be in Miami-Dade County, Florida, USA.

21.    FORCE MAJEURE

       21.1. Neither party shall be liable to the other for failure or delay in performance of its obligations under this agreement due to embargoes, strikes, other labour difficulties, wars, civil unrest, revolution, fires, floods, explosions, earthquakes, Government regulations or any other cause beyond its control.




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22.      SEVERABILITY

         22.1. Each provision in this agreement is entirely separate, and separately enforceable, from each other provision hereof.

         22.2. If any term or provision of this agreement shall be found to be void, illegal or unenforceable then, notwithstanding, the remaining terms and provisions hereof shall be and remain binding on the parties hereto.

         22.3. Each of the parties undertakes to perform its obligations hereunder in accordance with all applicable rules, laws and regulations now or hereafter in effect.

23.      VARIATIONS

         23.1. No variation, modification or waiver of any provision of this agreement (including, without limiting the generality of the aforegoing this paragraph 0 or consent to any departure therefrom) shall in any way be of any force or effect unless confirmed in writing and signed by the parties and then such variation, modification, waiver or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.

24.      SOLE AGREEMENT

         24.1. This agreement constitutes the sole agreement between the parties in relation to its subject matter and supersedes all prior agreements and no documentation, representation, warranty or agreement not contained herein shall be of any force between the parties.

 25.     WAIVER

         25.1. The waiver (whether expressed or implied) by either party of any breach of the terms or conditions of this agreement by the other party shall not prejudice any remedy of the waiving party in respect of any continuing or other breach of the terms and conditions hereof.

         25.2. No favor, delay, relaxation or indulgence on the part of either party in exercising any power or right conferred on such party in terms of this agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any such power or right preclude any other or further exercises thereof or the exercise of any other power or right under this agreement.

         25.3. The expiry or termination of this agreement shall not prejudice the rights of either party in respect of any antecedent breach or non-performance by the other party of any of the terms or conditions hereof.





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26.      ARBITRATION

         26.1. Any dispute arising at any time, whether on the construction hereof, the interpretation or termination hereof, or any breach hereof by either party shall be submitted to and finally determined by arbitration. Arbitration shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The decision resulting from such proceedings including as to costs thereof shall be binding on the parties; shall be carried into effect, and may at the instance of any party thereto be made an order of court of competent jurisdiction.

27.      BREACH

         27.1. If Distributor breaches any provision hereof or does or permits anything to be done which might prejudice the rights or interests of AMERICARE, then AMERICARE shall be entitled, without prejudice to any rights as to damages or otherwise which it may have in law or under this agreement, to terminate this agreement forthwith and claim immediate payment of all amounts due in terms of this agreement.

28.      I. DURATION OF CONTRACT

         28.1. This agreement will be valid for a period of one years from the implementation date. The validity of the agreement shall be automatically extended by a period of another year if Distributor fulfills the minimum requirements under this contract.

29.      NON PURSUANCE

         29.1. Distributor agrees not to introduce a similar product or products, neither on its own nor through a third party, for a period of two years after termination of this agreement.

30.      SUPPORT

         30.1. The parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this agreement.





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31.      TRADEMARKS

         31.1. During the terms of this agreement Distributor may advertise the product under the trademark "Ana-Sal(R) HIV Test" and such trademarks AMERICARE may adopt from time to time and authorizes Distributor to use, but only in conjunction with the managed promotion and only upon written agreement from AMERICARE in respect of each product. Permission to display the trademarks, property words and symbols which AMERICARE may adopt from time to time is limited to such use, and nothing contained herein will grant Distributor any rights title or interest in the trademark.

         THUS DONE and SIGNED at Vienna on this the 13th day of May 1999 in the presence of the undersigned witnesses.


         FOR DISTRIBUTOR:

                                              /s/ GERHARD BUCKHOLZ
                                              ---------------------------
                                              Gerhard Buckholz

          AS WITNESS:
                                             /s/
                                             -----------------------------

         THUS DONE and SIGNED at Vienna on this the 13th day of May 1989 in the presence of the undersigned witnesses.


          FOR SUPPLIER:                      /s/ DR. JOSEPH P. D'ANGELO
                                             -----------------------------
                                             Dr. Joseph P. D'Angelo

          AS WITNESS:

                                             /s/
                                             ------------------------------




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                                   ADDENDUM A.

1. THE PRICE OF THE PRODUCT PER SINGLE' UNIT IS $9.23, (U.S.D.) THE PRICE FOR MULTIPLE PACKAGE UNITS IS PER UNIT $8.23 (U.S.D.)

2. MINIMUM PURCHASE REQUIREMENTS: Each Order shall contain a minimum quantity of 5000 units each. Total annual purchase amount must be 150,000 units per year.

         SAMPLES MUST BE PURCHASED AT THE FULL PRICE.

3. The price per unit will remain stable for the first year. From the 2nd year the price may be raised by a maximum of 3% per year, if there are reasonable arguments.

         AMERICARE BIOLOGICAL, INC.:                     SUPPLIER:

         /s/ Dr. Joseph P. D'Angelo
         ----------------------------


         GERHARD BUCKHOLZ:


         /s/ GERHARD BUCKHOLZ                            DISTRIBUTOR:
         -----------------------------





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                                  ADDENDUM "B"

A.       PRODUCT

         "Product" as used in this Agreement shall mean the Ana Sal(R) Saliva HIV 1,2& Subtype "0" test.

         The Ana Sal(R) Saliva HIV 1,2& Subtype "0" test is a rapid enzyme immunoassay for the detection procedure for the detection of antibiotics to those viruses. The test is designed as an initial screening procedure for the detection of antibiotics which develop as result of an HIV infection. The test is primarily designed to be used with "freshly" collected saliva specimen using the patent pending Ana Sal(R) Saliva Collector.

         The principle of the Ana Sal(R) Saliva HIV 1,2& Subtype "0" utilises a combination of a specific antibody binding protein, which is conjugated on dye particles, and viral antigens which are bound to the membrane solid phase.

B.       TESTING MATERIALS

         Saliva Collector

         HIV Testing Device

         Disposable Pipette ( to transfer saliva specimen from collector to testing device )

         Solution "A" Reagent dropper bottle containing diluent.

         Instruction Pamphlet

C.       PRECAUTIONS

         C.1 The Ana Sal(R) Saliva HIV 1,2& Subtype "0" test is designated for "in vitro" use only

         C.2. Any test involving body fluids such as blood, urine, saliva, etc. should be treated as potentially infectious. Therefore use protective clothing (lab coats, gloves, safety glasses) when handling the test kit or samples and performing this assay.

         C.3. Do not pipette any material by mouth. Do not drink, eat or smoke when conducting this assay.

         C.4.     Never use test kit beyond expiration date.





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